The Separate Accounts of Hartford Life Insurance Company (HLIC) and Hartford Life and Annuity Insurance Company (HLAIC) are the listed Registrants.  The Registrants do not control nor own any legal entities.  The Depositors, HLIC and HLAIC, are wholly-owned insurance subsidiaries of the Hartford Financial Services Group, Inc.(HFSG), a publicly held company registered with the U.S. Securities and Exchange Commission. Entities that are under common control with the Depositors are listed below, along with entities that are owned or controlled by the Depositors. HSFG serves as the ultimate parent of the entities listed below.

The Hartford Financial Services Group, Inc. (Delaware) (1)
MPC Resolution Company LLC (Delaware)
Heritage Holdings, Inc. (Connecticut) (1)
Heritage Reinsurance Company, Ltd. (Bermuda)
Excess Insurance Company Limited (U.K.)
First State Insurance Company (Connecticut)
New England Insurance Company (Connecticut)
New England Reinsurance Corporation (Connecticut)
Hartford Fire Insurance Company (Connecticut)
Beer Cub Acquisition Co., Inc. (Delaware)
Hartford Insurance Company of Illinois (Illinois)
Hartford Underwriters General Agency, Inc. (Texas)
Hartford of Texas General Agency, Inc. (Texas)
Twin City Fire Insurance Company (Indiana)
Hartford Integrated Technologies, Inc. (Connecticut)
Access Coveragecorp, Inc. (North Carolina)
Access Coveragecorp Technologies, Inc. (North Carolina)
1st Agchoice, Inc. (South Dakota)
Business Management Group, Inc. (Connecticut)
Nutmeg Insurance Agency, Inc. (Connecticut)
*Hartford Lloyds Corporation (Texas)
**Hartford Lloyds Insurance Company (Texas)
HRA Brokerage Services, Inc. (Connecticut)
Hartford Accident and Indemnity Company (Connecticut)
Hartford Casualty Insurance Company (Indiana)
Archway 60 R, LLC (Delaware) (1)
Symphony R, LLC (Delaware) (6)
Sunstone R, LLC (Delaware) (6)
RVR R, LLC (Delaware) (6)
Hartford Underwriters Insurance Company (Connecticut)
Hartford Fire General Agency, Inc. (Texas)
Hartford Casualty General Agency, Inc. (Texas)

Trumbull Insurance Company (Connecticut)
Hartford Specialty Insurance Services of Texas, LLC (Texas)
Horizon Management Group, L.L.C. (Delaware)
Downlands Liability Management Ltd. (U.K.)
Property & Casualty Insurance Company of Hartford (Indiana)
Sentinel Insurance Company, Ltd. (Connecticut)
Pacific Insurance Company, Limited (Connecticut)
Hartford Insurance Company of the Southeast (Connecticut)
Hartford Insurance Company of the Midwest (Indiana)
Hartford Strategic Investments, LLC (Delaware)

*	The Attorney-In-Fact for Hartford Lloyds Insurance Company

**
An association of underwriters authorized to offer commercial and personal lines insurance products in Texas only.  Hartford Lloyds Insurance Company acts by and through its Attorney-In-Fact as a Lloyds’ plan insurer.

FTC Resolution Company, LLC (Delaware) (1)
Hartford Investment Management Company (Delaware) (2)
New Ocean Insurance Co., Ltd. (Bermuda)
Hartford Holdings, Inc. (Delaware) (1) (4)
Hartford Life, Inc. (Delaware) (1)
Hartford Life and Accident Insurance Company (Connecticut)
Hartford Group Benefits Holding Company (Delaware) (1)
Fountain Investors III, LLC (Delaware) (6)
Fountain Investors IV, LLC (Delaware) (6)
FP R, LLC (Delaware) (6)
Hartford Life Private Placement, LLC (Delaware)
The Evergreen Group Incorporated (New York)
American Maturity Life Insurance Company (Connecticut)
        Hartford Life Insurance Company (Connecticut)
Hartford International Life Reassurance Corporation (Connecticut)
Fountain Investors I, LLC (Delaware) (6)
Fountain Investors II, LLC (Delaware) (6)
Lanidex Class B, LLC (Delaware) (6)
Lanidex R, LLC (Delaware) (6)
Hartford Life and Annuity Insurance Company (Connecticut)
Hartford Life International Holding Company (Connecticut) (1)
The Hartford International Asset Management Company Limited (Ireland)
Hartford Life, Ltd. (Bermuda)
Hartford Financial Services, LLC (Delaware) (1)
HL Investment Advisors, LLC (Connecticut)
HIMCO Distribution Services Company (Connecticut) (3)
Hartford Securities Distribution Company, Inc. (Connecticut) (3)
Hartford-Comprehensive Employee Benefit Service Company (Connecticut) (5)

Hartford Funds Management Group, Inc. (Delaware) (1)
Hartford Administrative Services Company (Minnesota)
Hartford Funds Management Company, LLC (Delaware) (2)
Hartford Funds Distributors, LLC (Delaware) (3)
Revere R, LLC (Delaware) (6)
DMS R, LLC (Delaware) (6)
Nutmeg Insurance Company (Connecticut)
Trumbull Flood Management, LLC (Connecticut)
Hartford Residual Market, L.L.C. (Connecticut)
Hart Re Group, L.L.C. (Connecticut) (1)
Fencourt Reinsurance Company, Ltd. (Bermuda)
HLA, LLC (Connecticut)
Hartford Financial Products International Limited (U.K.)
Hartford Management, Ltd. (Bermuda) (1)
Hartford Insurance, Ltd. (Bermuda)

**Ownership is 100% unless otherwise noted.

Endnotes:

(1)	Holding Company

(2)	Investment Advisor

(3)	Broker/Dealer

(4)
Hartford Fire Insurance Company owns 100% of the issued and outstanding Preferred Stock of Hartford Holdings, Inc. The Hartford Financial Services Group, Inc. is the owner of 100% of the issued and outstanding common shares of Hartford Holdings, Inc.

(5)	Third Party Administrator

(6)	Special Purpose Entity